                                                                    Exhibit 99.3

FRIDAY FEBRUARY 9, 9:50 AM EASTERN TIME

PRESS RELEASE

                   LAKES GAMING DISCONTINUES INVOLVEMENT WITH
                          PASKENTA TRIBE OF CALIFORNIA

MINNEAPOLIS--(BUSINESS WIRE)--Feb. 9, 2001--Lakes Gaming, Inc. (Nasdaq:LACO - news) today announced that it has mutually agreed with the Paskenta Band of Nomlaki Indians in California to discontinue Lakes' involvement in the casino development planned by the Paskenta Tribe. Lakes had previously announced a joint venture with MRD Gaming to develop a casino on behalf of the Paskenta Tribe in northern California.

Lakes Gaming, Inc. currently manages the largest casino resort in Louisiana and has entered into development and management agreements with three separate tribes for three new casino operations, one in Michigan and two in California. The Company also has agreements for the development of one additional casino on Indian owned land in California through a joint venture with MRD Gaming, and has entered into a joint venture agreement for the development of land on the Las Vegas strip. Lakes Gaming, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission.

Contact:

     Lakes Gaming, Inc., Minnetonka
     Timothy J. Cope
     952/449-7030
     www.lakesgaming.com